Exhibit 10.17

FIRST AMENDMENT TO THE
TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
2005 PHANTOM UNIT PLAN

WHEREAS, Texas Eastern Products Pipeline Company, LLC (“TEPPCO”) maintains the Texas Eastern Products Pipeline Company, LLC 2005 Phantom Unit Plan (the “Plan”); and

WHEREAS, the Plan has been in operational compliance with Section 409A and the applicable regulatory guidance thereunder; and

WHEREAS, TEPPCO has determined that the Plan should be amended to be in documentary compliance with Section 409A and the applicable regulatory guidance thereunder; and

WHEREAS, the transition rules of Section 409A provide that TEPPCO has the right to amend the Plan until December 31, 2008 in order to remain in compliance with Section 409A; and

WHEREAS, Article VIII of the Plan grants the Board the right to amend the Plan from time to time.

NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth below, effective January 1, 2009:

1.           Article V of the Plan is hereby amended in its entirety by revising Section 5.1 and deleting Sections 5.2 and 5.3 to read as follows:

“ARTICLE V. UNIT DISTRIBUTION EQUIVALENT PAYMENTS

5.1  Quarterly Unit Distribution Equivalent Payments.  Each time quarterly cash distributions are paid to Unit owners and no later than 60 days after such quarterly cash distributions are made, TEPPCO shall pay to each Grantee, if Grantee is then an Employee, in cash, an amount equal to the product of the number of Phantom Units then credited to the Grantee’s Account and the amount of the cash distribution paid per Unit by the Partnership.  A Grantee shall have no legally binding right to receive any payment pursuant to this Section 5.1 until the date on which the applicable quarterly cash distributions to Unit holders are paid to Unit holders.”

IN WITNESS WHEREOF, TEPPCO has executed this Amendment in its corporate name and its corporate seal to be hereunto fixed the 15th day of December, 2008.

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

/s/ Jerry E. Thompson
Jerry E. Thompson
TPPL CEO & President